EXHIBIT 99.1

BlackLine Announces Third Quarter Financial Results

Reports Record GAAP Revenue of $45.9 Million, an Increase of 42%

LOS ANGELES, Nov. 02, 2017 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq:BL), a leading cloud-based provider of financial controls and automation solutions that enable Continuous Accounting, today announced financial results for the third quarter ended September 30, 2017.

Therese Tucker, Founder and CEO, commented, “We are pleased to report solid third quarter financial performance, which reflects strong demand for BlackLine’s solutions.  Our teams are focused on executing against our 2017 plans and continue to make progress with key initiatives around sales and customer relationships. We believe BlackLine is at the forefront of change in our industry and is ideally positioned to remain a leader in the market.”

Third Quarter 2017 Financial Highlights

  Total GAAP revenues of $45.9 million for the third quarter of 2017, an increase of 42% compared to the third quarter of 2016.

  GAAP net loss of $13.1 million, or $0.25 per share, on 52.6 million weighted average shares outstanding.

  Non-GAAP net loss of $0.6 million, or $0.01 per share, on 52.6 million weighted average shares outstanding.

  Operating cash flow of $3.5 million for the third quarter of 2017 compared to $4.1 million for the third quarter of 2016.

  Free cash flow of ($0.5) million for the third quarter of 2017 compared to $2.9 million for the third quarter of 2016.

Key Metrics and Recent Business Highlights

  Added 113 net new customers in the third quarter for a total of 2,091 customers at September 30, 2017.

  Expanded the Company’s user base to a total of 186,461 BlackLine users at September 30, 2017.

  Achieved a dollar-based net revenue retention rate of 113% at September 30, 2017.

  Appointed seasoned finance and accounting leader Tammy Coley as Chief Strategy Officer.

  Added Kevin Thompson, CEO of SolarWinds, to BlackLine’s Board of Directors, expanding the Board to nine members.

  BlackLine named a ‘Best Place to Work in Los Angeles’ by the Los Angeles Business Journal for the fifth consecutive year.

Financial Outlook

Fourth Quarter 2017

  Total GAAP revenue is expected to be in the range of $47.0 million to $48.0 million.

  Non-GAAP net income is expected to be approximately breakeven.

Full Year 2017

  Total GAAP revenue is expected to be in the range of $174.0 million to $175.0 million.

  Non-GAAP net loss is expected to be approximately $5.0 million, or $0.10 per share, on 52.2 million weighted average shares outstanding.

Guidance for non-GAAP net income / loss and net income / loss per share does not include the impact of the benefit from income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the acquisition in the third quarter of 2016 of Runbook B.V. (the “Runbook Acquisition”), amortization of acquired intangible assets resulting from the acquisition of the Company by its principal stockholders in 2013 (the “2013 Acquisition”) and the Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, and costs incurred in connection with our secondary offering.  Reconciliations of non-GAAP net income / loss and net income / loss per share guidance to the most directly comparable U.S. GAAP measures, or net income / loss and net income / loss per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income / loss and net income / loss per share.  The Company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income / loss and net income / loss per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its third quarter results at 2:00 p.m. Pacific time on Thursday, November 2, 2017.  A live audio webcast will be accessible on BlackLine’s investor relations website at http://investors.blackline.com.  The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 91889940. A telephonic replay will be available through Thursday, November 9, 2017 at (855) 859-2056 or (404) 537-3406, passcode 91889940.  A replay of the webcast will be available at http://investors.blackline.com for 12 months.  BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

BlackLine, Inc. is a provider of cloud-based solutions for Finance & Accounting (F&A) that automate, centralize and streamline financial close operations and other key F&A processes for large and midsize organizations.  BlackLine’s platform is used by over 2,000 customers worldwide, spanning more than 186,000 users across 130+ countries. For more information about BlackLine, Inc., visit http://www.blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology.  Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance, our expectations for our business in 2017 and our ability to execute on our long-term plans and key initiatives, expectations regarding gross margin, revenue mix, operating expenses and capital expenditures, the Company’s expectation that it will have positive cash flows in a specified time period, the impact of seasonality on the Company’s financial results, market opportunity, the demand for and benefits from the use of BlackLine’s current and future solutions, growth strategies including international expansion, customer growth, extension of distribution channels and product innovation, expansion of relationships with partners, customer service initiatives and expectations regarding deal size and increased focus on strategic products.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties.  If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements.  These risks and uncertainties include, but are not limited to risks related to the Company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the Company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the Company’s ability to provide successful enhancements, new features and modifications to its software solutions; the Company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the Company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the Company’s security measures; a disruption in the Company’s hosting network infrastructure; costs and reputational harm that could result from defects in the Company’s solution; the loss of any key employees; continued strong demand for the Company’s software in the United States, Europe, Asia Pacific and Latin America; the Company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the Company’s customer base that is comprised of enterprise or mid-sized organizations; the Company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the Company’s intellectual property; the Company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable macro-economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the Company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 10, 2017.  Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.  Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements.  Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on November 2, 2017 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin, (iii) non-GAAP operating expenses, (iv) non-GAAP loss from operations, (v) non-GAAP net loss and non-GAAP net loss per share, and (vi) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.  However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from the Runbook Acquisition.  The impact of purchase accounting reduced recorded GAAP revenues during the quarters ended September 30, 2016 and December 31, 2016.  The Company believes that presenting non-GAAP revenues is useful to investors as it eliminates the impact of the purchase accounting adjustment to Runbook revenues to allow for a direct comparison of revenues between current and future periods.  The purchase accounting adjustment for the quarter ended September 30, 2017 related to the Runbook Acquisition was not meaningful and was thus not presented.  The Company is presenting non-GAAP net revenues for consistency with prior presentations.

Non-GAAP Gross Profit and Non-GAAP Gross Margin.  Non-GAAP gross profit is defined as non-GAAP revenues less GAAP cost of revenue adjusted for the impact of purchase accounting resulting from the Runbook Acquisition, the amortization of acquired developed technology resulting from the 2013 Acquisition and the Runbook Acquisition, and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses.  Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense.  Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation.  Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation.  Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, acquisition costs related to the Runbook Acquisition, and costs incurred in connection with our secondary offering.  BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Loss from Operations. Non-GAAP loss from operations is defined as GAAP loss from operations adjusted for the impact of purchase accounting to revenues resulting from the Runbook Acquisition, the amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, acquisition costs related to the Runbook Acquisition, and costs incurred in connection with our secondary offering. The Company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition, purchase accounting and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Loss. Non-GAAP net loss is defined as GAAP net loss adjusted for the impact of the benefit from income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the 2013 Acquisition and the Runbook Acquisition, the impact of purchase accounting to revenues resulting from the Runbook Acquisition, amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, accretion of debt discount pertaining to the former debt facility, accretion of warrant discount relating to warrants issued in connection with the former debt facility, the change in the fair value of contingent consideration, the change in fair value of the common stock warrant liability, acquisition costs related to the Runbook Acquisition, and costs incurred in connection with our secondary offering.  The Company believes that presenting non-GAAP net loss is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition, purchase accounting and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows used in operating activities less cash flows used in investing activities related to purchase of property and equipment and capitalized software development. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the Company’s liquidity used by management to evaluate the amount of cash generated by the Company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on November 2, 2017 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.  These operating metrics exclude the impact of Runbook licensed customers and users as these customers did not have an active subscription agreement with BlackLine as of September 30, 2017.

Dollar-based Net Revenue Retention Rate.  Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the Company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period.  Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement.  BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the Company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. However, where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer.  BlackLine believes that its ability to expand its customer base is an indicator of the Company’s market penetration and the growth of its business.

Number of Users. Since BlackLine’s customers generally pay fees based on the number of users of its platform within their organization, the Company believes the total number of users is an indicator of the growth of its business.

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2017	December 31, 2016

ASSETS
Cash and cash equivalents	$24,645	$22,118
Marketable securities	85,125	83,130
Accounts receivable, net of allowance	45,233	42,294
Deferred sales commissions	10,946	9,667
Prepaid expenses and other current assets	6,794	6,614
Total current assets	172,743	163,823
Capitalized software development costs, net	6,129	4,591
Property and equipment, net	12,126	11,318
Intangible assets, net	44,130	54,118
Goodwill	185,138	185,138
Other assets	1,857	1,449
Total assets	$422,123	$420,437

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$2,934	$7,165
Accrued expenses and other current liabilities	18,354	18,931
Deferred revenue	94,158	80,360
Short-term portion of contingent consideration	2,008	2,008
Total current liabilities	117,454	108,464
Common stock warrant liability	-	11,380
Contingent consideration	3,597	3,230
Deferred tax liabilities	993	1,262
Deferred revenue, noncurrent	2,100	2,373
Other long-term liabilities	2,190	2,318
Total liabilities	126,334	129,027

Stockholders' equity:
Common stock	528	513
APIC	414,915	378,272
Accumulated other comprehensive income	(32)	(41)
Accumulated deficit	(119,622)	(87,334)
Total stockholders' equity	295,789	291,410

Total liabilities and stockholders' equity	$422,123	$420,437

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues
Subscription and support	$43,462	$30,853	$120,757	$83,830
Professional services	2,409	1,343	6,041	3,953
Total revenues	45,871	32,196	126,798	87,783
Cost of revenues
Subscription and support	8,707	6,440	24,729	18,515
Professional services	2,191	1,101	5,776	3,029
Total cost of revenues	10,898	7,541	30,505	21,544
Gross profit	34,973	24,655	96,293	66,239
Operating expenses
Sales and marketing	33,375	19,037	81,996	56,279
Research and development	5,883	5,087	17,840	15,552
General and administrative	8,920	7,698	25,809	19,633
Total operating expenses	48,178	31,822	125,645	91,464
Loss from operations	(13,205)	(7,167)	(29,352)	(25,225)
Other income (expense)
Interest income	281	-	749	4
Interest expense	(6)	(1,294)	(13)	(3,138)
Change in fair value of the common stock warrant liability	-	-	(3,490)	300
Other income (expense), net	275	(1,294)	(2,754)	(2,834)
Loss before income taxes	(12,930)	(8,461)	(32,106)	(28,059)
Provision for (benefit from) income taxes	162	(1,842)	110	(4,564)
Net loss	$(13,092)	$(6,619)	$(32,216)	$(23,495)
Net loss per share, basic and diluted	$(0.25)	$(0.16)	$(0.62)	$(0.58)

Weighted average common shares outstanding, basic and diluted	52,592	40,824	51,910	40,746

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,092)	$(6,619)	$(32,216)	$(23,495)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,087	4,356	14,786	12,690
Accretion of debt discount and accrual of paid-in-kind interest	-	871	-	2,083
Change in fair value of common stock warrant liability	-	-	3,490	(300)
Change in fair value of contingent consideration	178	135	367	278
Stock-based compensation	9,115	1,360	12,951	4,534
(Accretion)/amortization of purchase discounts/premiums on marketable securities, net	(33)	-	100	-
Deferred income taxes	(151)	(1,920)	(269)	(4,820)
Provision for doubtful accounts receivable	602	-	602	-
Changes in operating assets and liabilities, net of effects of the acquisition:
Accounts receivable	(2,310)	(8,525)	(3,541)	(9,933)
Deferred sales commissions	(1,101)	(922)	(1,279)	(983)
Prepaid expenses and other current assets	133	127	(180)	(936)
Other assets	(340)	(180)	(408)	(150)
Accounts payable	(1,698)	1,175	(4,185)	3,250
Accrued expenses and other current liabilities	2,141	4,621	59	1,886
Deferred revenue	4,990	9,784	13,525	17,535
Other long-term liabilities	(14)	(124)	(128)	(590)
Net cash provided by operating activities	3,507	4,139	3,674	1,049

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(26,248)	-	(51,647)	-
Proceeds from maturities of marketable securities	24,941	-	49,561	-
Acquisition, net of cash acquired	-	(31,488)	-	(31,488)
Capitalized software development costs	(1,362)	(854)	(3,345)	(2,326)
Purchases of property and equipment	(2,611)	(406)	(3,729)	(1,308)
Net cash used in investing activities	(5,280)	(32,748)	(9,160)	(35,122)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan, net of issuance costs	-	29,629	-	34,469
Principal payments on capital lease obligations	-	-	(549)	(124)
Proceeds from exercises of stock options	2,911	1,894	8,672	2,196
Proceeds from issuance of common stock	-	3,075	-	3,075
Payments of initial public offering costs	-	(50)	(110)	(1,162)
Net cash provided by financing activities	2,911	34,548	8,013	38,454

Net increase in cash and cash equivalents	1,138	5,939	2,527	4,381
Cash and cash equivalents, beginning of period	23,507	13,647	22,118	15,205
Cash and cash equivalents, end of period	$24,645	$19,586	$24,645	$19,586

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Non-GAAP Revenues
Revenues	$45,871	$32,196	$126,798	$87,783
Purchase accounting adjustment to revenues*	-	179	-	179
Total non-GAAP revenues	$45,871	$32,375	$126,798	$87,962

Non-GAAP Gross Profit
Gross profit	$34,973	$24,655	$96,293	$66,239
Purchase accounting adjustment to revenues	-	179	-	179
Amortization of developed technology	1,716	1,595	5,133	4,664
Stock-based compensation	334	150	855	425
Total Non-GAAP Gross Profit	$37,023	$26,579	$102,281	$71,507
Gross margin	76.2%	76.6%	75.9%	75.5%
Non-GAAP gross margin	80.7%	82.1%	80.7%	81.3%

Non-GAAP Loss from Operations:
Loss from operations	$(13,205)	$(7,167)	$(29,352)	$(25,225)
Purchase accounting adjustment to revenues	-	179	-	179
Amortization of intangibles	3,325	3,138	9,988	9,184
Stock-based compensation	9,115	1,360	12,951	4,534
Change in fair value of contingent consideration	178	135	367	278
Acquisition-related costs	-	1,372	-	1,372
Secondary offering costs	-	-	809	-
Total non-GAAP loss from operations	$(587)	$(983)	$(5,237)	$(9,678)

Non-GAAP Net Loss
Net loss	$(13,092)	$(6,619)	$(32,216)	$(23,495)
Benefit from income taxes	(159)	(1,926)	(298)	(4,821)
Purchase accounting adjustment to revenues	-	179	-	179
Amortization of intangibles	3,325	3,138	9,988	9,184
Stock-based compensation	9,115	1,360	12,951	4,534
Accretion of debt discount	-	96	-	242
Accretion of warrant discount	-	69	-	207
Change in fair value of contingent consideration	178	135	367	278
Change in fair value of the common stock warrant liability	-	-	3,490	(300)
Acquisition-related costs	-	1,372	-	1,372
Secondary offering costs	-	-	809	-
Total non-GAAP net loss	$(633)	$(2,196)	$(4,909)	$(12,620)
Non-GAAP loss per share	$(0.01)	$(0.05)	$(0.09)	$(0.31)
Weighted average common shares outstanding, basic and diluted	52,592	40,824	51,910	40,746

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$33,375	$19,037	$81,996	$56,279
Amortization of intangibles	(970)	(896)	(2,903)	(2,640)
Stock-based compensation	(7,761)	(501)	(9,169)	(1,834)
Total non-GAAP sales and marketing expense	$24,644	$17,640	$69,924	$51,805

Non-GAAP Research and Development Expense:
Research and development expense	$5,883	$5,087	$17,840	$15,552
Stock-based compensation	(236)	(198)	(534)	(532)
Total non-GAAP research and development expense	$5,647	$4,889	$17,306	$15,020

Non-GAAP General and Administrative Expense:
General and administrative expense	$8,920	$7,698	$25,809	$19,633
Amortization of intangibles	(639)	(647)	(1,952)	(1,880)
Stock-based compensation	(784)	(511)	(2,393)	(1,743)
Change in fair value of contingent consideration	(178)	(135)	(367)	(278)
Acquisition-related costs	-	(1,372)	-	(1,372)
Secondary offering costs	-	-	(809)	-
Total non-GAAP general and administrative expense	$7,319	$5,033	$20,288	$14,360

Total Non-GAAP Operating Expense	$37,610	$27,562	$107,518	$81,185

Free Cash Flow
Net cash provided by operating activities	$3,507	$4,139	$3,674	$1,049
Capitalized software development costs	(1,362)	(854)	(3,345)	(2,326)
Purchases of property and equipment	(2,611)	(406)	(3,729)	(1,308)
Free cash flow	$(466)	$2,879	$(3,400)	$(2,585)

Investor Relations Contact:
The Blueshirt Group
Christine Greany / Maria Riley
415.217.7722
christine@blueshirtgroup.commaria@blueshirtgroup.com

Media Relations Contact:
The Blueshirt Group
Jeff Fox
415.828.8298
jeff@blueshirtgroup.com